Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of Premier VIT

In planning and performing our audits of the financial statements of OpCap Equity Portfolio
 OpCap Mid Cap PortfolioOpCap Small Cap Portfolio
 OpCap Global Equity Portfolio
OpCap Managed Portfolio OpCap Balanced Portfolio,
OpCap Renaissance Portfolio and NFJ Dividend Value
 Portfolio each a portfolio of Premier VIT herinafter referred to as the Company as of and for the year ended December 31 2005 in accordance with the standards of the Public Company Accounting
Oversight Board United States we considered the
Companys internal control over financial reporting including control activities for safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
NSAR but not for the purpose of expressing an
 opinion on the effectiveness of the Companys internal control over financial reporting.
Accordingly we express no such opinion.

The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A companys
 internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management
 or employees in the normal course of
performing their
 assigned functions to prevent or
detect misstatements
 on a timely basis. A significant
deficiency is a control
deficiency or combination of control
deficiencies that
adversely affects the companys ability
 to initiate
authorize record process or report
external financial data reliably in
 accordance with
 generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented
 or detected.  A material weakness is a
control deficiency
or combination of control deficiencies
 that results in
 more than a remote likelihood that
a material misstatement
 of the annual or interim financial
 statements will
 not be prevented or detected.

Our consideration of the Companys
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board United States
  However we noted no deficiencies
 in the Companys internal control over
 financial reporting and its operation
 including controls for safeguarding
securities that we consider to be
 material weaknesses as defined
 above as of December 31 2005.

This report is intended solely for
 the information and use of management
 and the Board of Trustees of Premier
 VIT and the Securities and Exchange
Commission and is not intended to be
 and should not be used by anyone
 other than these specified parties.




PricewaterhouseCoopers LLP
New York New York
February 14 2006